OPTION AGREEMENT

THIS AGREEMENT is made effective as of September 21, 2005 (the “Effective Date”).

BETWEEN:

UNITED ENERGY METALS S.A., a corporation incorporated pursuant to the laws of Argentina and having an office address located at 1052 San Martín Avenue, 3rd floor, Office 17, Ciudad Mendoza, Province of Mendoza, Argentina;

(the “Optionor”)

AND:

INTERNATIONAL MINERAL RESOURCES LTD., a corporation being organized pursuant to the laws of the Turks and Caicos Islands and having an office address located at No. 1 Caribbean Place, P.O. Box 97, Leeward Highway, Providenciales, Turks and Caicos Islands;

(the “Optionee”)

WHEREAS:

(A)

The Optionor is in the business of acquiring, exploring and developing mineral properties in Argentina (the “Business”)

(B)

The Optionor is the legal and beneficial owner of certain permits and applications for uranium exploration and exploitation in the Province of Chubut, Argentina, which permits and cateos are more particularly described in Schedule A attached hereto;

(C)

The Optionor acknowledges that it is indebted to the Optionee in the amount of US$70,300 (the “Debt”);

(D)

The Optionor desires to grant the Optionee with an option (the “Option”) whereby the Optionee can pay US$70,300 to the Optionor or convert the Debt in order to acquire 499 shares of the Optionor (also called “Minera Argentina” or “UEM”) in accordance with the terms and conditions of this Agreement so that upon exercise of the Option, the Optionee will own 99.8% of the issued and outstanding shares of the Optionor, and, if the Optionee decides to convert the Debt, then the Debt will be extinguished.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the $10.00 now paid by the Optionee to the Optionor and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Definitions

1.1

In this Agreement, the following expressions shall, where the context so admits, bear the meaning respectively set opposite them:

(a)

“Agreement” means this Agreement, as the same may be amended, supplemented or modified from time to time.

(b)

“Material Contracts” means those contracts described in Schedule E.

(c)

“Parties” means the parties to this Agreement, which are the Optionor and the Optionee.

(d)

“Property” Those permits and cateos for uranium exploration and exploitation in the province of Chubut, Argentina, which permits and cateos are more particularly described in Schedule A together with all mining leases and all other mining interests derived from any such claims.

2.

Schedules

The following schedules are attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement:

Schedule A

Description of Mineral Titles

Schedule B

Bank Accounts and Authorized Signatories

Schedule C

Constating Documents

Schedule D

Financial Statements of the Optionor

Schedule E

Material Contracts

Schedule F

Permits

Schedule G

Exercise Notice

3.

Option to Acquire Shares in Optionor

3.1

The Optionor, subject to the terms hereof and based on the representations and warranties contained herein, hereby grants to the Optionee the option (the “Option”) to acquire 499 shares of common stock of the Optionor (the “Option Shares”), which Option Shares shall upon issuance be fully paid and non-assessable and free from any and all liens and encumbrances, in exchange for either the Optionee paying to the Optionor US$70,300, or extinguishing the Debt owing from the Optionor to the Optionee.

3.2

The Parties acknowledge that if the Optionee decides to convert the Debt, then the exercise of the Option by the Optionee will extinguish the Debt owing from the Optionor to the Optionee.

3.3

The Parties acknowledge that the 499 Option Shares when issued to the Optionee upon exercise of the Option will represent 99.8% of the issued and outstanding shares of common stock of the Optionor.

3.4

The Optionee may exercise the Option to acquire the Option Shares at any time up to the later of: (i) the time during which the Debt remains outstanding, or (ii) September __, 2010, or (iii) until such time as agreed to by the Parties in writing (the “Option Period”).  To exercise the Option to purchase, the Optionee shall tender to the Optionor a notice of exercise of the Option (the “Exercise Notice”) at the address of the Optionor listed above.

3.5

Upon receipt of the Exercise Notice by the Optionor, the Optionor shall deliver to the Optionee a share certificate or share certificates representing the Option Shares acquired, within ten business days of receiving the Exercise Notice, which is attached hereto as Schedule G.

3.6

The Optionee hereby acknowledges and agrees that the Option Shares shall be subject to any applicable resale or other restriction affecting the transfer of the Option Shares under the applicable securities laws of Argentina.

4.

Representations, Warranties and Covenants by the Optionor

4.1

General Representations, Warranties and Covenants by the Optionor.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionor represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

(a)

it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)

it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)

there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)

this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)

no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h)

the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii)

give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv)

give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)

constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(i)

neither this Agreement nor any other document, certificate or statement furnished to the Optionee by or on behalf of the Optionor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Optionee to enter into this Agreement.

4.2

Representations, Warranties and Covenants by the Optionor respecting the Option Shares.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

(a)

the Option Shares when issued from the Optionor’s treasury upon exercise of the Option by the Optionee will be fully paid and non-assessable and will be free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations, security interests and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;

(b)

the Optionor has the power and capacity to issue the Option Shares, and the Option Shares will not be subject to any voting or similar arrangement;

(c)

there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Optionor), pending or threatened, which may affect, without limitation, the rights of the Optionor to issue the Option Shares to the Optionee at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the issuance of the Option Shares.  In addition, the Optionor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(d)

no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Option Shares;

(e)

the Optionor is resident in the jurisdiction as set forth under the Optionor’s address listed above, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Optionor in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction;

(f)

the Option Shares if and when issued will be issued in accordance with all applicable securities and corporate legislation and policies; and

(g)

the Optionor is not aware of any fact or circumstance which has not been disclosed to the Optionee which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Optionee to enter into this Agreement.

4.3

Representations, Warranties and Covenants by the Optionor respecting the Optionor.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby represents to, warrants to and covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionor, after having made due inquiry:

Corporate Status of the Optionor

(a)

the Optionor is a company with limited liability duly and properly organized and validly subsisting under the laws of Argentina being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)

the Optionor has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)

this Agreement has been duly authorized, executed and delivered by the Optionee and is a legal, valid and binding obligation of the Optionor, enforceable against the Optionor, as the case may be, by the Optionee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

No Other Agreements to Purchase

(d)

no person other than the Optionee has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Optionor of any of the Option Shares;

Share Capital

(e)

the authorized capital of the Optionor consists of 500 common shares with a par value of 100 Argentinean pesos, of which one (1) common share is outstanding and fully paid and non-assessable, and no preferred shares;

Options

(f)

no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Optionor;

Title to Shares

(g)

upon exercise of the Option and completion of the transactions contemplated by this Agreement, all of the Option Shares will be owned by the Optionee as the beneficial owner of record, with good and marketable title thereto (except for such encumbrances as may have been granted by the Optionee);

No Subsidiaries

(h)

the Optionor does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other securities, equity or proprietary interests in any person, and the Optionor does not have any agreements to acquire or lease any other business, property, assets or operations;

Business of the Optionor

(i)

the Optionor’s Business, is and will be the only business presently carried on by the Optionor as set forth in the Recitals to this Agreement, and the property and assets of the Optionor are sufficient to carry on the Optionor’s Business;

Location of Property and Assets

(j)

all of the property and assets of the Optionor are situated at one of the locations set out in Schedule A;

Title to Personal Property and Other Property

(k)

the property and assets of the Optionor are and will be owned beneficially by the Optionor with a good and marketable title thereto, free and clear of all encumbrances save as previously disclosed to the Optionee;

Financial Statements

(l)

the Optionor’s financial statements dated September 1, 2005, have been prepared in accordance with generally accepted accounting principles, as applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Optionor as at the respective dates of and for the respective periods covered by the Optionor’s financial statements;

(m)

the Optionor does not have any debts or liabilities whatsoever (whether accrued, absolute, contingent or otherwise), including any liabilities for federal, provincial, sales, excise, income, corporate or any other taxes of the Optionor except for:

(i)

the debts and liabilities disclosed on, provided for or included in the balance sheet forming a part of the most recent of the Optionor’s financial statements;

(ii)

debts or liabilities disclosed in this Agreement or any Schedule hereto; and

(iii)

liabilities incurred by the Optionor in the ordinary course of the Optionor’s Business subsequent to the date of the balance sheet referred to in the Optionor’s financial statements;

Books and Records

(n)

the books and records of the Optionor fairly and correctly set out and disclose, in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Optionor as of the date of this Agreement and all material financial transactions of the Optionor have been accurately recorded in such books and records;

Tax Matters

(p)

the Optionor has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid and no such returns, elections or designations contain any misstatement or omit any statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete;

(q)

the Optionor has paid in full all amounts (including but not limited to sales, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, provincial, territorial and municipal taxation authorities due and payable by it up to the date hereof;

(r)

adequate provision has been made by the Optionor for taxes payable for the current period for which tax returns are not yet required to be filed;

(s)

there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return by the Optionor; or with respect to the payment of any tax or any governmental charge, penalty, interest or fine by the Optionor; or with respect to the issuance of any tax assessment or reassessment;

(t)

there are no actions, suits, proceedings, investigations or claims now threatened by any governmental authority or pending against the Optionor as initiated by any governmental authority in respect of any amounts, including but not limited to taxes, governmental charges or assessments;

(u)

there are no matters under discussion with any governmental authority relating to any amounts, including but not limited to taxes, governmental charges or assessments asserted or to be asserted by such authority;

(v)

the Optionor is not aware of any circumstances that might result in any threatened, proposed or actual assessment or reassessment against the Optionor;

(w)

the Optionor has withheld and remitted all amounts required to be withheld by it (including without limitation, income tax, Pension Plan contributions and Employment Insurance premiums) and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation and will continue to do so;

(x)

since the date of its incorporation, the Optionor has fully complied, in a timely manner, with any and all applicable tax laws, including the collection and remission of all taxes payable by or for which the Optionor is responsible to collect and remit, in respect of the supply of goods and services by the Optionor and the Optionor will continue to so comply;

(y)

the tax accounts of the Optionor, for the purposes of the applicable tax laws are true and complete in all material respects;

Corporate Records

(z)

the Corporate records and minute books of the Optionor contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Optionor since its date of incorporation;

(aa)

the share certificate records, the securities register, the register of disclosures , the register of directors and officers for the Optionor are contained in the corporate minute book and are complete and accurate in all respects;

Directors and Officers

(ab)

the present directors and officers of the Optionor are as follows:

Name

Position

Julio César Pulisich

President

Antonio Torre

Deputy Director

Legal Proceedings

(ac)

there are no actions, suits, proceedings or outstanding claims or demands instituted before any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board or pending or threatened against or affecting the Optionor or its property, the Optionor’s assets or the Optionor’s Business, nor is there any basis for any such action, suit, proceeding or claim;

(ad)

there are no orders, decrees, injunctions or judgments of any court or of any federal, provincial, territorial or municipal department, agency, commission, board, bureau or instrumentality, domestic or foreign, instituted, pending, threatened or obtained against or affecting the Optionor or its property, the Optionor’s assets or the Optionor’s Business; nor is there any basis for any such order, decree, injunction or judgment;

(ae)

there is no legal impediment to the continued operation, in the ordinary course, of the property, the Optionor’s assets and the Optionor’s Business;

(af)

the Optionor has not violated nor is it violating any federal, provincial, territorial or municipal statute, regulation, ordinance, rule or order applicable to the Optionor’s Business, the Optionor’s assets or to any of its properties or to its ownership thereof;

(ag)

the Optionor has complied with all applicable federal, provincial, territorial and municipal statutes, regulations, ordinances, rules and orders;

Bank Accounts and Attorneys

(ah)

Schedule B sets forth a true and complete list showing:

(i)

the name of each bank, trust company or similar institution in which the Optionor has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

(ii)

the name of each person, firm, corporation or business organization holding a general or special power of attorney from the Optionor and a summary of the terms thereof.

Accuracy of Warranties

(ai)

neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by Optionor to the Optionee in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or misrepresentation of a material fact on the part of the Optionor, or omits or will omit on behalf of the Optionor to state a material fact necessary to make any such statement or representation therein or herein contained not misleading; and

Full Disclosure

(aj)

the Optionor has no information or knowledge of any fact not communicated to the Purchaser and relating to the Optionor or to the Optionor’s Business or to the Option Shares which, if known to the Optionee, might reasonably be expected to deter the Optionee from entering into this Agreement or from completing the transactions contemplated by this Agreement.

4.4

Additional Covenants by Optionor.   In order to induce the Optionee to enter into and consummate this Agreement, the Optionor hereby also covenants with the Optionee, with the intent that the Optionee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, as follows:

(a)

the Optionor will allow the Optionee to have access to all books, records, book accounts, lists of suppliers and customers of the Optionor and all other documents, files, records and other data, financial or otherwise, relating to the Optionor’s Business and the assets of the Optionor.

(b)

the Optionor will permit the Optionee, and its auditors, solicitors and other authorized persons, to make such investigation of the assets of the Optionor and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such assets and other matters and to have full access to the business premises and to all records, documents and other information related to the business and the Optionor, including all working papers (internal and external) and details of accounts and inventories prepared, obtained or used in connection with the preparation of the Optionor’s financial statements.

(c)

the Optionor will cause the Company to:

(i)

carry on the Business in the ordinary course, in a prudent, businesslike and efficient manner and substantially in accordance with the procedures and practices currently in effect; and

(ii)

endeavour all reasonable efforts to preserve and maintain the goodwill of the Business.

(d)

the Optionor will not permit the Optionor, without the prior consent in writing of the Optionee to:

(i)

purchase or sell, consume or otherwise dispose of any of its assets except in the ordinary course of business;

(ii)

enter into any contract or assume or incur any liability except in the ordinary course of business and which is not material; and

(iii)

waive or surrender any material right.

4.5

Survival of the Representations, Warranties and Covenants by the Optionor.   Each and every representation and warranty of the Optionor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a)

be true and correct on and as of the date of exercise of the Option with the same force and effect as though made or given on the date of exercise of the Option;

(b)

remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Optionee;

(c)

survive the completion of the transactions contemplated by this Agreement until the second anniversary of the date of exercise of the Option and shall continue in full force and effect for the benefit of the Optionee during that period, except that:

(i)

the representations and warranties set out in section 4.2(a) to and including 4.2(g) above shall survive and continue in full force and effect without limitation of time; and

(ii)

a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the date of exercise of the Option, subject only to applicable limitation periods imposed by law.

5.

Representations, Warranties and Covenants by the Optionee

5.1

Warranties, Representations and Covenants by the Optionee.   In order to induce the Optionor to enter into and consummate this Agreement, the Optionee hereby warrants to, represents to and covenants with the Optionor, with the intent that the Optionor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Optionee, after having made due inquiry:

(a)

the Optionee is a company with limited liability duly and properly organized and validly subsisting under the laws of the British Virgin Islands being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)

the Optionee has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

(c)

upon the exercise of the Option by the Optionee, if the Optionee decided to convert the Debt owed by the Optionor to the Optionee as payment for the Option, then such Debt shall be extinguished and all rights and obligations owing to the Optionee under the Debt and related to the Debt shall cease to exist;

(d)

the Optionee is not aware of any fact or circumstance which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Optionor to enter into this Agreement or to exercise its Option; and

(e)

the Optionee shall execute and deliver such further instruments and documents and perform such further acts as may be necessary to implement and carry out the intent of this Agreement.

5.2

Survival of the Representations, Warranties and Covenants by the Optionee.   Each representation and warranty of the Optionee contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)

be true and correct on and as of the date of exercise of the Option with the same force and effect as though made or given on the date of exercise of the Option;

(b)

remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Optionee; and

(c)

survive the completion of the transactions contemplated by this Agreement until the second anniversary of the date of exercise of the Option and shall continue in full force and effect for the benefit of the Optionor during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the date of exercise of the Option, subject only to applicable limitation periods imposed by law.

6.

Right of Entry

6.1

Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the right in respect of the Property to enter thereon during business hours, with the prior and written authorization of the Optionor in order to make further analysis and studies.

7.

Obligations of the Optionor during the Option Period

7.1

During the Option Period, the Optionor shall:

(a)

maintain the Property in good standing by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges arising from the Optionor’s activities thereon; and

(b)

permit the Optionee, its employees, agents and designated consultants, at their own risk and upon prior and written authorization by the Optionor, access to the Property at all reasonable times, provided that the Optionor agrees to indemnify the Optionor from and against and to hold it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any employee, agent or designated consultant of the Optionee while on the Property.

8.

Assignment

8.1

The Optionee may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of the Optionor.

9.

Surrender and Acquisition of Property Interests Prior to Termination of the Option Period

9.1

The Optionor may not, during the Option Period, abandon any one or more of the mineral claims comprised in the Property.

10

Notice

10.1

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office in Canada or the United States addressed to the party entitled to receive the same, or delivered to such party, at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

10.2

Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

11.

General

11.1

Time is expressly declared to be of the essence of this Agreement and each of its terms.

11.2

The Parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the Parties in the Property.

11.3

No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

11.4

The Agreement supersedes and replaces any other agreement or arrangement, whether oral or written, heretofore existing between the Parties in respect of the subject matter of this Agreement.

11.5

This Agreement shall be construed and enforces in accordance with the laws and courts prevailing in the State of Nevada and the Parties consent to the jurisdiction of the State of Nevada in any action, suit or proceeding relating to this Agreement.

11.6

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

11.7

This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective execution date as set forth on the front page of this Agreement.

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the execution date as set forth on the front page of this Agreement

UNITED ENERGY METALS S.A.

Per:

/s/ Julio Pulisich

Authorized Signatory

Julio Pulisich, President

             (print name and title)

INTERNATIONAL MINERAL RESOURCES LTD.

Per:

/s/ T. Barry Dempsey

Authorized Signatory

T. Barry Dempsey for: Cockburn Directors, Ltd.

Authorized representative for

International Mineral Resources Ltd.

(print name and title)

SCHEDULE A

THIS IS SCHEDULE A to the Option Agreement made as of September 21, 2005

Description of Mineral Titles

Table 1:
	Chubut Uranium Project
	List of Cateos
Cerro Solo Group					Eastern Cateos
UE No	Cateo No	Recording	Area	UE No	Cateo No	Recording	Area
		Date	(ha)			Date	(ha)
1	14.548	April 12, 2005	7,889	29	14.601	May 5, 2005	9,981
2	14.549	April 12, 2005	9,982	30	14.602	May 5, 2005	9,979
3	14.550	April 12, 2005	7,893	33	14.603	May 5, 2005	9,979
4	14.551	April 12, 2005	9,614	37	14.604	May 5, 2005	9,976
27	14.552	April 12, 2005	7,086	34	14.605	May 5, 2005	9,979
28	14.553	April 12, 2005	9,961
5	14.594	May 5, 2005	9,123
7	14.595	May 5, 2005	10,106
10	14.596	May 5, 2005	9,982
13	14.597	May 5, 2005	9,931
14	14.598	May 5, 2005	8,732
16	14.599	May 5, 2005	9,982
18	14.600	May 5, 2005	9,981
Total Area			120,263				49,893

SCHEDULE B – Current Bank Accounts for United Energy Metals S.A

THIS IS SCHEDULE B to the Option Agreement made as of September 21, 2005

Banco Itau Buen Ayre - Account Nº 406293 – 100/3. The signing authorities are: Julio César Pulisich and Antonio Torre - United Energy Metals S.A

SCHEDULE C

THIS IS SCHEDULE C to the Option Agreement made as of September 21, 2005

Constating Documents

Please refer to the materials attached hereto

SCHEDULE D

THIS IS SCHEDULE D to the Option Agreement made as of September 21, 2005

Financial Statements of the Company

Please refer to the materials attached hereto

SCHEDULE E

THIS IS SCHEDULE E to the Option Agreement made as of September 21, 2005

Material Contracts

SCHEDULE F

THIS IS SCHEDULE F to the Option Agreement made as of September 21, 2005

Permits

SCHEDULE G

THIS IS SCHEDULE G to the Option Agreement made as of September 21, 2005

TO UNITED ENERGY METALS S.A.

NOTICE AND AGREEMENT OF EXERCISE OF OPTION

The Optionee hereby exercises its Option to acquire 499 shares (each an “Option Share”) in the capital of United Energy Metals S.A. (up to 99.8% ownership interest), dated September __, 2005.

The Optionee has decided to make payment for the Option Shares in the following manner:

Please check one:

(i)

Payment of US$70,300 to the Optionor

______

(ii)

Conversion of the Debt into 499 Option Shares

______

The Optionee, and the Optionee’s designate if applicable, understands that no Option Shares will be issued unless and until, in the opinion of United Energy Metals S.A. (the “Company”), any applicable registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.  The Optionee, and the Optionee’s designate if applicable, hereby acknowledges, represents, warrants and agrees that Option Shares are being acquired for investment purposes and not with a view to distribution, and the warranties and representations and other provisions of the Option Agreement continue to pertain to the Optionee and the Optionee continues to comply with the same.

The Optionee, and the Optionee’s designate if applicable, will assist the Company in the filing of and will timely file all reports that the Optionee, or the Optionee’s designate if applicable, may be required to file under the federal securities laws. The Optionee, and the Optionee’s designate if applicable, agrees that the Company may, without liability for its good faith actions, place legend restrictions upon the Option Shares in compliance with applicable securities laws.

The 499 Option Shares specified above are to be issued in the following registration manner as directed by the Optionee and, if applicable, to the Optionee’s designate as set forth hereinbelow:

Registration respecting the Optionee (must be completed by the Optionee):

        (Print Optionee’s name)

(Optionee’s signature)

(Address for Optionee)

Registration respecting the Optionee’s designate (complete if applicable only):

  (Print Optionee’s designate’s name)

  (Optionee’s designate’s signature)

(Address for Optionee’s designate)